UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/14/2013

CNB Financial Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-13396

Pennsylvania	25-1450605
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1 South Second Street
PO Box 42
Clearfield, Pennsylvania 16830
(Address of principal executive offices, including zip code)

814-765-9621
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

CNB Financial Corporation recently announced the appointment of Nick Scott, Jr., Vice President/Owner of Scott Enterprises of Erie, PA, to the Corporation's Board of Directors and to the boards of CNB Bank and ERIEBANK. Mr. Scott began his board responsibilities at the May 14, 2013 board meetings of CNB Financial Corporation and CNB Bank.

CNB Financial Corporation is a $1.8 billion bank holding company, conducting business primarily through CNB Bank, the Corporation's principal subsidiary. CNB Bank operations include a private banking division and twenty-nine full-service offices in Pennsylvania, including ERIEBANK, a division of CNB Bank.

CNB websites are www.bankcnb.com and www.eriebank.net.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB Financial Corporation

Date: May 15, 2013	By:	/s/ Brian W. Wingard
Brian W. Wingard
Treasurer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.	News Release announcing Scott appointment